                                                                    EXHIBIT 11.1

                            BEVERLY ENTERPRISES, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

BASIC:                                                                1997        1996         1995         1994         1993
                                                                    ---------   ---------    ---------    ---------    ---------
  Income (loss) before redemption premium on
     preferred stock and extraordinary charge ...................   $  58,593   $  52,026    $  (8,123)   $  76,913    $  57,956
  Redemption premium on preferred stock .........................        --          --           --           --        (20,000)
                                                                    ---------   ---------    ---------    ---------    ---------
  Income (loss) before extraordinary charge .....................      58,593      52,026       (8,123)      76,913       37,956
  Extraordinary charge, net of income taxes .....................        --        (1,726)        --         (2,412)      (2,345)
                                                                    ---------   ---------    ---------    ---------    ---------
  Net income (loss) .............................................      58,593      50,300       (8,123)      74,501       35,611
  Preferred stock dividends .....................................        --          --         (6,875)      (8,250)      (4,438)
                                                                    ---------   ---------    ---------    ---------    ---------
  Net income (loss) applicable to common shares .................   $  58,593   $  50,300    $ (14,998)   $  66,251    $  31,173
                                                                    =========   =========    =========    =========    =========
  Applicable common shares:
    Weighted average outstanding shares during the period .......     102,060      98,574       92,233       85,430       79,735
                                                                    =========   =========    =========    =========    =========
  Income (loss) per share of common stock:
    Before redemption premium on  preferred stock and
      extraordinary charge ......................................   $     .57   $     .53    $    (.16)   $     .80    $     .67
    Redemption premium on preferred stock .......................        --          --           --           --           (.25)
                                                                    ---------   ---------    ---------    ---------    ---------
    Before extraordinary charge .................................         .57         .53         (.16)         .80          .42
    Extraordinary charge, net of income taxes ...................        --          (.02)        --           (.02)        (.03)
                                                                    ---------   ---------    ---------    ---------    ---------
    Net income (loss) per share of common stock .................   $     .57   $     .51    $    (.16)   $     .78    $     .39
                                                                    =========   =========    =========    =========    =========

DILUTED:
  Income (loss) before redemption premium on preferred
     stock and extraordinary charge .............................   $  58,593   $  52,026    $  (8,123)   $  76,913    $  57,956
  Reduction of interest expense resulting from assumed
    conversion of 7 5/8% convertible subordinated debentures .....       --  (b)     --  (a)      --  (a)      --  (a)      --  (a)
  Reduction of interest expense resulting from assumed
    conversion of 5 1/2% convertible subordinated debentures ....        --  (c)    8,252         --  (a)      --           --
  Reduction of interest expense resulting from assumed
    conversion of 9% convertible subordinated debentures ........        --          --           --           --  (g)     2,711
  Reduction of interest expense resulting from assumed
    conversion of zero coupon notes .............................        --  (d)     --  (a)      --  (a)      --  (a)       116
  Less applicable income taxes ..................................        --        (4,832)        --           --           (933)
                                                                    ---------   ---------    ---------    ---------    ---------

  Adjusted income (loss) before redemption premium on
    preferred stock and extraordinary charge ....................      58,593      55,446       (8,123)      76,913       59,850
  Redemption premium on preferred stock .........................        --          --           --           --        (20,000)
                                                                    ---------   ---------    ---------    ---------    ---------
  Adjusted income (loss) before extraordinary charge ............      58,593      55,446       (8,123)      76,913       39,850
  Extraordinary charge, net of income taxes .....................        --        (1,726)        --         (2,412)      (2,345)
                                                                    ---------   ---------    ---------    ---------    ---------
  Adjusted net income (loss) ....................................      58,593      53,720       (8,123)      74,501       37,505
  Preferred stock dividends .....................................        --          --         (6,875)        --         (4,438)
                                                                    ---------   ---------    ---------    ---------    ---------
  Adjusted net income (loss) applicable to common shares ........   $  58,593   $  53,720    $ (14,998)   $  74,501    $  33,067
                                                                    =========   =========    =========    =========    =========
  Applicable common shares:
    Weighted average outstanding shares during the period .......     102,186      98,574       92,233       85,430       79,735
    Assumed conversion of preferred stock .......................        --          --           --           --  (f)      --  (a)
    Assumed conversion of Preferred Stock .......................        --          --           --  (e)    11,253         --  (a)
    Weighted average shares issuable upon exercise of common
       stock equivalents outstanding (principally stock
       options) using the "treasury stock" method ...............       1,236         899         --  (a)     1,333        1,167
    Assumed conversion of 7 5/8% convertible subordinated
       debentures ...............................................        --  (b)      -- (a)      --  (a)      --  (a)      --  (a)
    Assumed conversion of 5 1/2% convertible subordinated
       debentures ...............................................        --  (c)   11,253         --  (a)      --           --
    Assumed conversion of 9% convertible subordinated
       debentures ...............................................        --          --           --           --  (g)     4,322
    Assumed conversion of zero coupon notes .....................        --  (d)     --  (a)      --  (a)      --  (a)        19
                                                                    ---------   ---------    ---------    ---------    ---------
    Total .......................................................     103,422     110,726       92,233       98,016       85,243
                                                                    =========   =========    =========    =========    =========
  Income (loss) per share of common stock:
    Before redemption premium on preferred stock and
      extraordinary charge ......................................   $     .57   $     .50    $    (.16)   $     .78    $     .65
    Redemption premium on preferred stock .......................        --          --           --           --           (.23)
                                                                    ---------   ---------    ---------    ---------    ---------
    Before extraordinary charge .................................         .57         .50         (.16)         .78          .42
    Extraordinary charge, net of income taxes ...................        --          (.01)        --           (.02)        (.03)
                                                                    ---------   ---------    ---------    ---------    ---------
    Net income (loss) per share of common stock .................   $     .57   $     .49    $    (.16)   $     .76    $     .39
                                                                    =========   =========    =========    =========    =========

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(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of earnings per share of common stock.
(b) The 7 5/8% convertible subordinated debentures were paid off during the fourth quarter of 1997.
(c) The 5 1/2% convertible subordinated debentures were converted to 11,189,924 shares of common stock during the third quarter of 1997, with the remaining principal amount redeemed at 103.30%.
(d) The zero coupon notes were repurchased during the second quarter of 1997.
(e) The $2.75 Cumulative Convertible Exchangeable Preferred Stock (the "Preferred Stock") was exchanged into 5 1/2% convertible subordinated debentures during the fourth quarter of 1995.
(f) The cumulative convertible preferred stock (the "preferred stock") was redeemed in January 1994.
(g) The 9% convertible subordinated debentures were converted to Common Stock during the third quarter of 1993.